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EXHIBIT 23.2       Consent of Rogers, Suleski & Associates, LLC

                         Consent of Independent Auditors



We consent to the incorporation of our report, dated February 20, 1998 with respect to the financial statements of Medical & Technical Research Associates, Inc. for the years ended December 31, 1997 and 1996, included in this Current Report on Form 8-K/A to be filed on or about June 1, 1999 with the Securities and Exchange Commission.






                                  /s/ Rogers, Suleski & Associates, LLC


Needham Heights, Massachusetts
June 1, 1999



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